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                                                                    EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3, No. 333-121732) and related Prospectus of Cell Genesys, Inc. for the registration of its convertible senior notes and underlying shares of its common stock and to the incorporation by reference therein of our reports dated February 24, 2005, with respect to the consolidated financial statements of Cell Genesys, Inc., Cell Genesys, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cell Genesys, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Palo Alto, California
March 11, 2005